Exhibit 25.1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of a Trustee
Pursuant to Section 305 (b)(2) ___

CITIBANK, N.A.
(Exact name of Trustee as specified in its charter)

A National Banking Association	13-5266470
(Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification No. )

399 Park Avenue,
New York, New York	10043
(Address of principal executive office)	(Zip Code)
Citibank, N.A.
388 Greenwich Street
New York, N.Y. 10013
(212) 816-0392
(Name, address, and telephone number of agent for service)

F&G Annuities & Life, Inc.
(Exact name of obligor as specified in its charter)
SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	85-2487422
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

801 Grand Avenue, Suite 2600
Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

Debt Securities
(Title of Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
CF Bermuda Holdings Limited	Bermuda	6311
FGL US Holdings Inc.	Delaware	6311	82-2796563
Fidelity & Guaranty Life Business Services, Inc.	Delaware	6311	43-1914674
Fidelity & Guaranty Life Holdings, Inc.	Delaware	6311	48-1245662
* The address and telephone number of each additional registrant is c/o F&G Annuities & Life, Inc., 801 Grand Avenue, Suite 2600, Des Moines, Iowa 50309, tel. (515) 330-3340.
Item 1. General Information.
Furnish the following information as to the trustee:
(a)    Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	33 Liberty Street, New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.
(b)    Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
Items 3-15.    Not Applicable.
Item 16.    List of Exhibits.
List below all exhibits filed as a part of this Statement of Eligibility.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.
Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect.

(Exhibit 1 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).
Exhibit 2 - Copy of certificate of authority of the Trustee to commence business.(attached).
Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 filed May 5, 2014 under File No. 333-195697).
Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).
Exhibit 5 - Not applicable.
Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 filed May 5, 2014 under File No. 333-195697).
Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of
December 31, 2022- attached)
Exhibit 8 - Not applicable.
Exhibit 9 - Not applicable.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 20th day of November, 2023.

CITIBANK, N.A.

By	/s/ Peter Lopez
Peter Lopez
Vice President

Office of the Comptroller of the Currency

Washington, DC 20219
CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS
I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:
1.The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.
2."Citibank, N.A.," Sioux Falls, South Dakota( Charter No. 1461), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.
IN TESTIMONY WHEREOF, today, July 5, 2023, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

/s/ Michael J. Hsu
Acting Comptroller of the Currency

2023-00923-C

In millions of dollars	December 31,
	2022	2021
Assets
Cash and due from banks (including segregated cash and other deposits)	$30,577	$27,515
Deposits with banks, net of allowance	311,448	234,518
Securities borrowed and purchased under agreements to resell (including $239,527 and $216,466 as of December 31, 2022 and 2021, respectively, at fair value), net of allowance	365,401	327,288
Brokerage receivables, net of allowance	54,192	54,340
Trading account assets (including $133,535 and $133,828 pledged to creditors at December 31, 2022 and 2021, respectively)	334,114	331,945
Investments:
Available-for-sale debt securities (including $10,933 and $9,226 pledged to creditors as of December 31, 2022 and 2021, respectively), net of allowance	249,679	288,522
Held-to-maturity debt securities (fair value of which is $243,648 and $216,038 as of December 31,2022 and 2021, respectively) (includes $— and $1,460 pledged to creditors as of December 31, 2022 and 2021, respectively), net of allowance	268,863	216,963
Equity securities (including $895 and $1,032 as of December 31, 2022 and 2021, respectively, at fair value)	8,040	7,337
Total investments	$526,582	$512,822
Loans:
Consumer (including $237 and $12 as of December 31, 2022 and 2021, respectively, at fair value)	368,067	376,534
Corporate (including $5,123 and $6,070 as of December 31, 2022 and 2021, respectively, at fair value)	289,154	291,233
Loans, net of unearned income	$657,221	$667,767
Allowance for credit losses on loans (ACLL)	(16,974)	(16,455)
Total loans, net	$640,247	$651,312
Goodwill	19,691	21,299
Intangible assets (including MSRs of $665 and $404 as of December 31, 2022 and 2021, respectively, at fair value)	4,428	4,495
Premises and equipment, net of depreciation and amortization	26,253	24,328
Other assets (including $10,658 and $12,342 as of December 31, 2022 and 2021, respectively, at fair value), net of allowance	103,743	101,551
Total assets	$2,416,676	$2,291,413
Statement continues on the next page.

	December 31,
In millions of dollars, except shares and per share amounts	2022	2021
Liabilities
Deposits (including $1,875 and $1,666 as of December 31, 2022 and 2021, respectively, at fair value)	$1,365,954	$1,317,230
Securities loaned and sold under agreements to repurchase (including $70,886 and $56,694 as of December 31, 2022 and 2021, respectively, at fair value)	202,444	191,285
Brokerage payables (including $4,439 and $3,575 as of December 31, 2022 and 2021, respectively, at fair value)	69,218	61,430
Trading account liabilities	170,647	161,529
Short-term borrowings (including $6,222 and $7,358 as of December 31, 2022 and 2021, respectively, at fair value)	47,096	27,973
Long-term debt (including $105,995 and $82,609 as of December 31, 2022 and 2021, respectively, at fair value)	271,606	254,374
Other liabilities	87,873	74,920
Total liabilities	$2,214,838	$2,088,741
Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: 759,800 as of December 31, 2022 and 759,800 as of December 31, 2021, at aggregate liquidation value	$18,995	$18,995
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: 3,099,669,424 as of December 31, 2022 and 3,099,651,835 as of December 31, 2021	31	31
Additional paid-in capital	108,458	108,003
Retained earnings	194,734	184,948
Treasury stock, at cost: 1,162,682,999 shares as of December 31, 2022 and 1,115,296,641 shares as of December 31, 2021	(73,967)	(71,240)
Accumulated other comprehensive income (loss) (AOCI)	(47,062)	(38,765)
Total Citigroup stockholders’ equity	$201,189	$201,972
Noncontrolling interests	$649	$700
Total equity	$201,838	$202,672
Total liabilities and equity	$2,416,676	$2,291,413
The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.